UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2023

FS KKR CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 27, 2023, Darby Creek LLC (“Darby Creek”), a wholly-owned subsidiary of FS KKR Capital Corp. (the “Company”), entered into the Twelfth Amendment to the Loan Financing and Servicing Agreement and Omnibus Amendment to the Transaction Documents (the “Twelfth Amendment”), which amends the Loan Financing and Servicing Agreement, dated February 20, 2014, by and among Darby Creek, as borrower, Deutsche Bank AG, New York Branch, as facility agent, each of the lenders from time to time party thereto, the other agents parties thereto, and Wells Fargo Bank, National Association as collateral agent and collateral custodian.

The Twelfth Amendment , among other things, (i) extends the maturity date to February 26, 2027, (ii) extends the end of the revolving period to February 26, 2025, (iii) increases the interest rate applicable to advances to 2.65% per annum, plus term SOFR (or the relevant reference rate for any foreign currency borrowings), (iv) increases the total facility commitment to $750,000,000, and (v) extends the period in which the prepayment premium will be payable on certain reductions or terminations of the commitments to October 27, 2024.

The foregoing description of the Twelfth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Twelfth Amendment attached hereto as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement

On April 27, 2023, concurrent with the closing of the Twelfth Amendment, Dunlap Funding LLC (“Dunlap Funding”), a wholly-owned subsidiary of the Company, merged with and into Darby Creek (the “Merger”) pursuant to an Agreement and Plan of Merger, with Darby Creek surviving the Merger.

Upon consummation of the Merger, the Loan Financing and Servicing Agreement, dated as of December 2, 2014, among Dunlap Funding, as borrower, Wells Fargo, as collateral agent and collateral custodian, the lenders from time to time party thereto, and DB, as facility agent, was terminated and all outstanding borrowings were assumed into the Darby Creek Funding Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Twelfth Amendment to the Loan Financing and Servicing Agreement and Omnibus Amendment to the Transaction Documents, dated April 27, 2023 by and among Darby Creek LLC, Deutsche Bank AG, New York Branch, and Wells Fargo Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR CAPITAL CORP.

Date: May 1, 2023	By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: General Counsel